Exhibit 99.1
Foghorn Therapeutics Strengthens Financial Leadership with Appointment of Kristian Humer as Chief Financial Officer

CAMBRIDGE, Mass. -- (GLOBE NEWSWIRE) – April 16, 2024 -- Foghorn® Therapeutics Inc. (Nasdaq: FHTX), a clinical-stage biotechnology company pioneering a new class of medicines that treat serious diseases by correcting abnormal gene expression, today announced that Kristian Humer will join the company as Chief Financial Officer (CFO) on April 16, 2024. Mr. Humer joins Foghorn with over 14 years of diversified financial strategy and business development experience in the life science industry and more than 20 years of experience in the financial industry.

“Kristian is a seasoned executive with a breadth of capital markets expertise, established relationships within the financial community, and a deep understanding of the industry landscape," said Adrian Gottschalk, President and Chief Executive Officer of Foghorn. “We are delighted to welcome him to the Foghorn executive team, where his 20 years on Wall Street and global financial and transactional experience will help position us for success as we prepare for critical milestones in 2024 and beyond.”

Prior to joining Foghorn, Mr. Humer most recently held executive roles at Viridian Therapeutics, Inc., where he successfully led financial strategy and business development as the Chief Financial Officer and Chief Business Officer.

Kristian Humer, Chief Financial Officer of Foghorn, added, “Foghorn is a leader in chromatin biology and at the forefront of drug discovery in this novel – and significant – area. With a robust pipeline using cutting-edge approaches to drug intractable targets, there is real potential to address unmet medical needs across a number of difficult-to-treat cancers. I am eager to join the Company at this pivotal time, with clinical data expected for lead program FHD-286 in acute myeloid leukemia (AML) in the second half of the year and continued progress with Lilly for BRM-selective FHD-909 with an IND filing on track for the second quarter of 2024.”

Mr. Humer spent over 20 years on Wall Street including 14 years as a life science-focused investment banker. During his 11 years with Citi, most recently as Managing Director, he helped lead the firm’s investment banking engagements for biotechnology and pharmaceutical companies and was instrumental in advising clients on strategic matters, including equity, equity-linked and M&A transactions. Prior to joining Citi, Mr. Humer worked at Lehman Brothers, UBS and Merrill Lynch. He holds an MBA from Duke University’s Fuqua School of Business and a BA (Hons) degree in accounting and economics from the University of Reading, United

Kingdom. Mr. Humer is a member of the board of Sensei Biotherapeutics, a public biotechnology company.

About Foghorn Therapeutics
Foghorn® Therapeutics is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying and validating potential drug targets within the chromatin regulatory system. The Company is developing multiple product candidates in oncology. Visit our website at www.foghorntx.com for more information on the Company, and follow us on X (formerly Twitter) and LinkedIn.

Forward-Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the Company’s clinical trials and expected timing of clinical data, expected timing of regulatory filings, product candidates and research efforts, including statements relating to FHD-286 and FHD-909, and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks relating to our clinical trials and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made.

Contacts:
Greg Dearborn, Foghorn Therapeutics Inc. (Investors)
gdearborn@foghorntx.com

Karin Hellsvik, Foghorn Therapeutics Inc. (Investors & Media)
khellsvik@foghorntx.com

Adam Silverstein, ScientPR (Media)
adam@scientpr.com

Peter Kelleher, LifeSci Advisors (Investors)
pkelleher@lifesciadvisors.com